Exhibit 23(iii)

PNC CPAs

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors

Segmentz, Inc.

Buchanan, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112899) of Segmentz, Inc. of our report dated February 25, 2005, relating to the consolidated financial statements of Segmentz, Inc., which appear in Segmentz, Inc.’s Form 10-KSB for the year ended December 31, 2004, filed with the United States Securities and Exchange Commission on March 30, 2005.

/s/ Pender Newkirk & Company
Pender Newkirk & Company Certified Public Accountants Tampa, Florida August 16, 2005